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                                                              Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 1996 appearing on page 25 of the OnTrak Systems, Inc. Annual Report on Form 10-K for the year ended June 30, 1996.




PRICE WATERHOUSE LLP
San Jose, California
January 13, 1997